                                                                    Exhibit 4(e)

================================================================================

                                $3,000,000,000

                               CREDIT AGREEMENT

                           Dated as of May 30, 1997,


                                     among


                               HE HOLDINGS, INC.

                                 as Borrower,

                           HUGHES AIRCRAFT COMPANY,

                                 as Guarantor,

                           THE LENDERS NAMED HEREIN,

                       BANCAMERICA SECURITIES, INC. and

                            CHASE SECURITIES, INC.,

                                 as Arrangers,

                         BANCAMERICA SECURITIES, INC.,

                             as Syndication Agent,

                            CITICORP USA, INC. and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                           as Documentation Agents,

                                      and

                           THE CHASE MANHATTAN BANK,

                           as Administrative Agent,


                       FIVE-YEAR COMPETITIVE ADVANCE AND

                           REVOLVING CREDIT FACILITY

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 I.  DEFINITIONS..........................................................    1

     SECTION 1.01.  Defined Terms.........................................    1
     SECTION 1.02.  Terms Generally.......................................   13

II.  THE CREDITS..........................................................   13

     SECTION 2.01.  Commitments...........................................   13
     SECTION 2.02.  Loans.................................................   13
     SECTION 2.03.  Competitive Bid Procedure.............................   14
     SECTION 2.04.  Borrowing Procedure...................................   16
     SECTION 2.05.  Evidence of Debt; Repayment of Loans..................   16
     SECTION 2.06.  Fees..................................................   16
     SECTION 2.07.  Interest on Loans.....................................   17
     SECTION 2.08.  Default Interest......................................   17
     SECTION 2.09.  Alternate Rate of Interest............................   19
     SECTION 2.10.  Termination and Reduction of Commitments..............   18
     SECTION 2.11.  Conversion and Continuation of Revolving Credit
                          Borrowings......................................   18
     SECTION 2.12.  Prepayment............................................   19
     SECTION 2.13.  Required Commitment Reductions and Prepayments........   19
     SECTION 2.14.  Reserve Requirements; Change in Circumstances.........   20
     SECTION 2.15.  Change in Legality....................................   21
     SECTION 2.16.  Indemnity.............................................   22
     SECTION 2.17.  Pro Rata Treatment....................................   22
     SECTION 2.18.  Sharing of Setoffs....................................   22
     SECTION 2.19.  Payments..............................................   23
     SECTION 2.20.  Taxes.................................................   23
     SECTION 2.21.  Assignment of Commitments Under Certain Circumstances;
                          Duty to Mitigate................................   25

III. REPRESENTATIONS AND WARRANTIES.......................................   26

     SECTION 3.01.  Organization; Powers..................................   26
     SECTION 3.02.  Authorization.........................................   26
     SECTION 3.03.  Enforceability........................................   26
     SECTION 3.04.  Governmental Approvals................................   26
     SECTION 3.05.  Financial Statements..................................   26
     SECTION 3.06.  No Material Adverse Change............................   26
     SECTION 3.07.  Litigation; Compliance with Laws......................   26
     SECTION 3.08.  Federal Reserve Regulations...........................   27
     SECTION 3.09.  Investment Company Act; Public Utility Holding Company
                           Act............................................   27
     SECTION 3.10.  Tax Returns...........................................   27
     SECTION 3.11.  No Material Misstatements.............................   27
     SECTION 3.12.  Employee Benefit Plans................................   27

                                                                               2

  IV.       CONDITIONS OF LENDING...................................................  28

            SECTION 4.01.  All Borrowings...........................................  28
            SECTION 4.02.  First Borrowing..........................................  28

   V.       AFFIRMATIVE COVENANTS...................................................  30

            SECTION 5.01.  Existence; Businesses and Properties.....................  30
            SECTION 5.02.  Insurance................................................  30
            SECTION 5.03.  Taxes....................................................  30
            SECTION 5.04.  Financial Statements, Reports, etc.......................  30
            SECTION 5.05.  Litigation and Other Notices.............................  31
            SECTION 5.06.  Employee Benefits........................................  31
            SECTION 5.07.  Maintaining Records; Access to Properties and Inspections  32
            SECTION 5.08.  Use of Proceeds..........................................  32

  VI.       NEGATIVE COVENANTS......................................................  32

            SECTION 6.01.  Liens....................................................  32
            SECTION 6.02.  Sale and Lease-Back Transactions.........................  33
            SECTION 6.03.  Mergers, Consolidations and Sales of Assets..............  33
            SECTION 6.04.  Subsidiary Indebtedness..................................  34
            SECTION 6.05.  Debt to Capitalization...................................  34
            SECTION 6.06.  Amendment to Agreements..................................  34

 VII.       EVENTS OF DEFAULT.......................................................  35

VIII.       THE ADMINISTRATIVE AGENT................................................  36

  IX.       GUARANTEE...............................................................  38

   X.       MISCELLANEOUS...........................................................  39

            SECTION 10.01.  Notices.................................................  39
            SECTION 10.02.  Survival of Agreement...................................  39
            SECTION 10.03.  Binding Effect..........................................  40
            SECTION 10.04.  Successors and Assigns..................................  40
            SECTION 10.05.  Expenses; Indemnity.....................................  42
            SECTION 10.06.  Right of Setoff.........................................  43
            SECTION 10.07.  Applicable Law..........................................  43
            SECTION 10.08.  Waivers; Amendment......................................  43
            SECTION 10.09.  Interest Rate Limitation................................  44
            SECTION 10.10.  Entire Agreement........................................  44
            SECTION 10.11.  Waiver of Jury Trial....................................  44
            SECTION 10.12.  Severability............................................  44
            SECTION 10.13.  Counterparts............................................  44
            SECTION 10.14.  Headings................................................  44
            SECTION 10.15.  Jurisdiction; Consent to Service of Process.............  44
            SECTION 10.16.  Confidentiality.........................................  45

                                                                               3

EXHIBITS
----------
Exhibit A      Administrative Questionnaire
Exhibit B      Form of Assignment and Acceptance
Exhibit C      Form of Borrowing Request
Exhibit D-1    Form of Competitive Bid Request
Exhibit D-2    Form of Notice of Competitive Bid Request
Exhibit D-3    Form of Competitive Bid
Exhibit D-4    Form of Competitive Bid Accept/Reject Letter
Exhibit E      Form of Opinion of Robert M. Hall, Esq.
Exhibit F      Form of Opinion of Special Counsel for the Borrower
Exhibit G      Form of Tax Opinion
Exhibit H      Form of Delco Notes

SCHEDULES
---------

Schedule 1.01  Restricted Subsidiaries
Schedule 2.01  Lenders and Commitments
Schedule 3.01  Significant Subsidiaries
Schedule 3.01  Financial Statements/Material Liabilities
Schedule 3.07  Litigation
Schedule 6.01  Existing Liens
Schedule 6.04  Existing Subsidiary Indebtedness

                        CREDIT AGREEMENT dated as of May 30, 1997, among HE
                   HOLDINGS, INC., a Delaware corporation (the "Borrower"), HUGHES AIRCRAFT COMPANY, a Delaware corporation, as Guarantor (the "Guarantor"), the Lenders (as defined in Article I), BANCAMERICA SECURITIES, INC. and CHASE SECURITIES, INC., as arrangers (in such capacity, the "Arrangers"), BANCAMERICA SECURITIES, INC., as syndication agent (in such capacity, the "Syndication Agent"), CITICORP USA, INC. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agents (in such capacity, each a "Documentation Agent" and, collectively, the "Documentation Agents"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


     The Borrower has requested the Lenders, and the Lenders have agreed, to extend credit in the form of Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $3,000,000,000. The Borrower also has requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. Pursuant to an agreement and plan of merger dated as of January 16, 1997 (the "Merger Agreement"), between the Borrower and Raytheon Company ("Raytheon"), and subject to the conditions therein, the Borrower will combine its defense business with the business of Raytheon (the "Raytheon Merger"). Prior to the Raytheon Merger, the Guarantor will merge with and into the Borrower (the "HAC Merger"), with the Borrower being the surviving corporation of such merger. Immediately following the Raytheon Merger, the Borrower, as the surviving corporation of such merger, will change its name to Raytheon Company. The proceeds of the Loans are to be used by the Borrower to contribute cash to Hughes Network Systems, Inc. ("HNS"), to pay fees and expenses in connection with the Raytheon Merger, and to repay intercompany loans prior to the spin-off of HNS to General Motors Corporation ("GM"), including payment of loans from Delco Electronics Corporation to the Borrower. Following the Raytheon Merger, the Facilities may also be used to provide working capital and for other general corporate purposes of the Borrower, including commercial paper backup.

     The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agents.

     "Agents' Fees" shall have the meaning assigned to such term in Section 2.06(b).

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" shall mean, with respect to any Eurodollar Loan (other than any Eurodollar Competitive Loan), or with respect to the Facility Fees, as the case may be:

      (a) for any day prior to the consummation of the Raytheon Merger, the applicable percentage set forth below under the caption "Eurodollar Spread" or "Fee Percentage", as the case may be, based upon the ratio of Total Debt to Total Capitalization:


                                                        Eurodollar       Fee
                   Ratio                                  Spread      Percentage
                   -----                                ----------    ----------
Category 1
----------

  Less than or equal to 25%                                .140%         .060%

Category 2
----------

  Greater than 25% but less than or equal to 35%           .170%         .080%

Category 3
----------

  Greater than 35% but less than or equal to 45%           .225%         .125%

Category 4
----------

  Greater than 45% but less than or equal to 55%           .300%         .150%

Category 5
----------
Greater than 55%                                           .425%         .175%

     For purposes of this clause (a), (i) the Eurodollar Spread will be increased by 0.05% at all times that the aggregate amounts outstanding hereunder and under the 364-day Agreement exceed 66 2/3% of the aggregate commitments (whether used or unused) hereunder and under the 364-day Agreement, (ii) the ratio of Total Debt to Total Capitalization on any day shall be determined by reference to the Ratio Certificate most recently delivered pursuant to Section 4.02(d)(ii), 2.04 or 5.04(c), as the case may be and (iii) if the Ratio Certificate has not been delivered in accordance with this Agreement, the ratio of Total Debt to Total Capitalization will be deemed to be in Category 5. Each change in the Applicable Percentage resulting from any change in the ratio of Total Debt to Total Capitalization shall be effective on and after the date of delivery of a Ratio Certificate indicating such change; and

     (b) with respect to the day of, and any day after, the consummation of the Raytheon Merger, the applicable percentage set forth below under the caption "Eurodollar Spread" or "Fee Percentage", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index
Debt:

                                                        Eurodollar       Fee
                                                          Spread      Percentage
                                                        ----------    ----------
Category 1
----------
     AA- or higher by S&P
     Aa3 or higher by Moody's                              .120%         .060%

Category 2
----------
     A+ or A by S&P
     A1 or A2 by Moody's                                   .155%         .070%

Category 3
----------
     A- by S&P
     A3 by Moody's                                         .170%         .080%

Category 4
----------
     BBB+ by S&P
     Baa1 by Moody's                                       .200%         .100%

Category 5
----------
     BBB by S&P
     Baa2 by Moody's                                       .225%         .125%

Category 6
----------
     BBB- by S&P
     Baa3 by Moody's                                       .300%         .150%

Category 7
----------
     Less than BBB- by S&P
     Less than Baa3 by Moody's                             .375%         .175%

     For purposes of this clause (b), (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 7; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Percentage shall be based on the higher of the two ratings unless the ratings differ by more than one category, in which case the governing rating shall be the rating next below the higher of the two; (iii) until the aggregate commitments under this Agreement, the 364-day Agreement and the Raytheon Credit Agreements are reduced below $8,000,000,000, the Eurodollar Spread will be increased by 0.05% at all times that the aggregate amounts outstanding hereunder and under the 364-day Agreement exceed 66 2/3% of the aggregate commitments (whether used or unused) hereunder and under the 364-day Agreement; and (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Asset Sale" shall mean the sale, assignment, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries to any person other than the Borrower or any of its wholly owned Restricted Subsidiaries of any capital stock or assets owned by such person other than inventory, obsolete or worn out assets or accounts receivable, in each case disposed of in the ordinary course of business; provided, however, that any asset sale or series of related asset sales described above having a value not in excess of $25,000,000 shall not be deemed an "Asset Sale" for purposes of this Agreement; and provided further that the consummation of the HAC Merger and the Raytheon Merger and the other transactions contemplated by the Separation Agreement shall not be deemed an "Asset Sale" for purposes of this Agreement.

     "Arrangers" shall have the meaning assigned to such term in the preamble.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other domestic banking authority to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The term "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.04 and substantially in the form of Exhibit C.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than, at any time prior to the Raytheon Merger, GM or its subsidiaries shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower,
(b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither
(i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c) the Borrower shall cease to own 100% of HAC prior to the consummation of the HAC Merger; provided, however, that (i) the consummation of the Raytheon Merger and the transactions contemplated by the Merger Agreement shall not constitute a Change in Control and (ii) the consummation of the HAC Merger and the transactions contemplated thereby shall not constitute a Change in Control.

     "Closing Date" shall mean May 30, 1997.

     "Closing Date Final Amount" shall have the meaning assigned to such term in the Separation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 or pursuant to Section 2.17, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

     "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

     "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit D-4.

     "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" shall mean a request made pursuant to Section
2.03 in the form of Exhibit D-1.

     "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

     "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated April 1997.

     "Consolidated Net Tangible Assets" shall mean, as at any date of determination, the total amount of assets of the Borrower and the Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves) at such date, after deducting therefrom (a) all current liabilities of the Borrower and the Restricted Subsidiaries at such date and (b) all goodwill, trade names, trademarks, patents, unamortized debt issuance fees and expenses and other like intangibles at such date.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Debt Issuance" shall mean the public or private issuance or series of related issuances by the Borrower or any Restricted Subsidiary of Indebtedness for money borrowed in an aggregate principal amount in excess of $50,000,000 with a maturity greater than 270 days; provided, however, that none of the following shall be considered a "Debt Issuance" for purposes of this Agreement:
(a) Indebtedness incurred under this Agreement, the 364-day Agreement or the Raytheon Credit Agreements, (b) Indebtedness incurred under Section 6.04 (other than Section 6.04(h)) of each of this Agreement, the 364-day Agreement or the Raytheon Credit Agreements, (c) Subordinated Intercompany Indebtedness and (d) Indebtedness of the Borrower of the type described in Section 6.04(c).

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Defense Business" shall have the meaning assigned to such term in the Separation Agreement.

     "Delco Notes" shall mean the subordinated promissory notes of the Borrower, in the form attached as Exhibit H.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section

307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a non-exempt "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975) of the Code, or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

     "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Competitive Loan.

     "Eurodollar Revolving Credit Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

     "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the Fee Letter dated April 3, 1997, between the Borrower, the Administrative Agent, the Syndication Agent and Bank of America National Trust and Savings Association.

     "Fees" shall mean the Facility Fees and the Agents' Fees.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation and, with respect to the Borrower following the Raytheon Merger, shall also mean the Vice President - Project and International Finance.

     "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate
Loans.

     "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "GM"  shall have the meaning assigned to such term in the preamble.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other liability of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligations of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of )such Indebtedness or liability or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or liability, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or liability of the payment of such Indebtedness or liability or
(c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or liability.

     "Guarantor" shall have the meaning assigned to such term in the preamble.

     "HAC Merger" shall have the meaning assigned to such term in the preamble.

     "Hughes Distribution Agreement" shall have the meaning assigned to such term in the Merger Agreement.

     "HNS"  shall have the meaning assigned to such term in the preamble.

     "Indebtedness" of any person shall mean, as at any date of determination, all indebtedness (including capitalized lease obligations) of such person and its consolidated subsidiaries at such date that would be required to be included as a liability on a consolidated balance sheet (excluding the footnotes thereto) of such person prepared in accordance with GAAP applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.

     "Index Debt" shall mean the senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower.

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, except with respect to any ABR Loan, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Maturity Date and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing was extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which Dollar deposits approximately equal in principal amount to (i) in the case of a Revolving Credit Borrowing, the Administrative Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset of any person, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities that constitute assets of such person, any purchase option, call or similar right of a third party with respect to such securities.

     "Loans" shall mean the Revolving Loans and the Competitive Loans.

     "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries taken as a whole.

     "Maturity Date" shall mean the fifth anniversary of the Closing Date.

     "Merger Agreement" shall have the meaning assigned to such term in the preamble.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the gross cash proceeds (including, without limitation, cash proceeds, whenever received, of any non-cash consideration) of such Asset Sale less the sum of (i) the reasonable costs associated therewith, including taxes (as estimated by the Borrower or any of its Subsidiaries, as the case may be, in good faith), brokers' and advisors' fees and commissions, (ii) payments of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness required to be, and which in fact is, paid or prepaid under the terms thereof as a result of such Asset Sale and (iii) appropriate amounts as a reserve, in accordance with GAAP, against any liabilities directly associated with the capital stock or assets sold and which liabilities are retained by the Borrower or any of its Subsidiaries after such Asset Sale (provided that such amounts shall constitute Net Cash Proceeds as and when they are released from such reserve) and (b) with respect to any Debt Issuance, cash proceeds net of underwriting commissions or placement fees and expenses directly incurred in connection therewith less the amount thereof used substantially concurrently with the receipt thereof to repay or prepay short-term Indebtedness of the Borrower or its Restricted Subsidiaries or the current maturities of long-term Indebtedness of the Borrower or its Restricted Subsidiaries. The Net Cash Proceeds of any Asset Sale completed prior to the Raytheon Merger shall only be Net Cash Proceeds for purposes of Section 2.13(a) to the extent they are identifiable as such.

     "Obligations" shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including Fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Lenders under this Agreement and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Receivables Program" shall mean any receivables securitization program pursuant to which the Borrower or any of the Subsidiaries sells accounts receivable to any non-Affiliate in a "true sale" transaction; provided, however, that any related indebtedness incurred to finance the purchase of such accounts receivable is not includible on the balance sheet of the Borrower or any Subsidiary in accordance with GAAP and applicable regulations of the Securities and Exchange Commission.

     "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "Ratio Certificate" shall mean a certificate, signed on behalf of the Borrower by a Financial Officer of the Borrower, delivered to the Administrative Agent on the Closing Date, at the time of each Borrowing Request occurring prior to the Raytheon Merger and as may be required by Section 5.04(c), and calculating, in detail reasonably satisfactory to the Administrative Agent, the ratio of Total Debt to Total Capitalization on the Closing Date or on the date of (and after giving pro forma effect to) the related Borrowing or on the last day of any fiscal quarter, as the case may be.

     "Raytheon" shall have the meaning assigned to such term in the preamble.

     "Raytheon Credit Agreements" shall mean the 364-day and five-year credit agreements entered into by, among others, Raytheon, as borrower, the lenders party thereto, BancAmerica Securities, Inc., as syndication agent, and The Chase Manhattan Bank, as administrative agent.

     "Raytheon Merger" shall have the meaning assigned to such term in the preamble.

     "Register" shall have the meaning given such term in Section 10.04(d).

     "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least a majority of the sum of all Commitments at such time or, for purposes of acceleration pursuant to clause (ii) of the last paragraph of
Article VII, Lenders having Loans and unused Commitments representing at least a majority of the sum of all Loans outstanding and unused Commitments.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restricted Subsidiary" shall mean (a) prior to the Raytheon Merger, each Subsidiary listed on Schedule 1.01, and (b) from and after the Raytheon Merger, each Subsidiary.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender.

     "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Loan.

     "S&P" shall mean Standard & Poor's Ratings Service.

     "Separation Agreement" shall have the meaning assigned to such term in the Merger Agreement.

     "Significant Subsidiary" shall mean any Restricted Subsidiary that would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the Closing Date. Notwithstanding Regulation S-X, the Guarantor will at all times prior to the consummation of the HAC Merger be deemed to be a Significant Subsidiary.

     "Stockholders' Equity" shall mean, as at any date of determination (i) prior to the Raytheon Merger, Hughes Electronics Corporation's Net Investment in the combined balance sheet of the Defense Business (such financial statement to be titled "The Defense Business of Hughes Electronics Corporation") at such date (or as of the most recent practicable date preceding such date (but in no event earlier than the last day of the fiscal quarter preceding such date for which financial statements are available)) or (ii) on the day of or after the Raytheon Merger, the stockholders' equity of the Borrower and its consolidated Subsidiaries as of such date (or as of the most recent practicable date after the Raytheon Merger which precedes such date (but in no event earlier than the last day of the fiscal quarter preceding the date for which financial statements are available)), in each case, as determined in accordance with GAAP.

     "Subordinated Intercompany Indebtedness" shall mean Indebtedness of the Borrower or any Restricted Subsidiary held by any Affiliate thereof that is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as the subordination provisions of the Delco Notes.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Tax Sharing Agreement" shall have the meaning assigned to such term in the Separation Agreement.

     "364-day Agreement" shall mean the 364-day Credit Agreement dated as of the date hereof among the Borrower, the Guarantor, the lenders party thereto and the Agents.

     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Capitalization" shall mean, as at any date of determination, the sum of Total Debt at such date and Stockholders' Equity at such date.

     "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

     "Total Debt" shall mean, as at any date of determination, all Indebtedness of the Borrower and its consolidated Restricted Subsidiaries (including, without duplication, all Guarantees by the Borrower and its consolidated Restricted Subsidiaries of Indebtedness of others) at such date; provided, however, that the term "Total Debt" shall not include Subordinated Intercompany Indebtedness or such Indebtedness that shall be Subordinated Intercompany Indebtedness as of the date of the initial Borrowing in accordance with the provisions of Section 4.02(l).

     "Transactions" shall have the meaning assigned to such term in Section
3.02.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the LIBO Rate and the Alternate Base Rate.

     "Unrestricted Subsidiary" shall mean each Subsidiary, whether now owned or hereafter acquired, that is not a Restricted Subsidiary. Notwithstanding anything to the contrary contained herein, immediately after the consummation of the Raytheon Merger, all Subsidiaries shall be deemed to be Restricted Subsidiaries.

     "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference to this Agreement shall mean this Agreement as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


                                  ARTICLE II

                                  The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (a)(i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Commitment or (b)(i) the aggregate amount of outstanding Loans exceeding (ii) the Total Commitment. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

     SECTION 2.02. Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $10,000,000 or (ii) equal to the remaining available balance of the Total Commitment.

     (b) Subject to Sections 2.09 and 2.15, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Revolving Credit Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent within one Business Day of demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the proposed date of such Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the proposed date of such Borrowing. A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit D-1 may be rejected by the Administrative Agent and the Administrative Agent shall notify the Borrower of such rejection as promptly as practicable. Each Competitive Bid Request shall refer to this Agreement and specify (i) whether the Borrowing being requested is to be a Eurodollar Competitive Borrowing or a Fixed Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and the location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the aggregate principal amount of such Borrowing, which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and not greater than the Total Commitment then available; and (v) the Interest Period with respect thereto (which may not end after the Maturity Date).

Promptly after its receipt of a Competitive Bid Request that is not rejected, the Administrative Agent shall by telecopy in the form set forth in Exhibit D-2 invite the Lenders to bid to make Competitive Loans pursuant to the Competitive Bid Request.

     (b) Each Lender may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy in the form of Exhibit D-3,
(i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit D-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans and (z) the Interest Period applicable to such Loan or Loans and the last day thereof.

     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid shall have been made and the identity of the Lender that shall have made each bid.

     (d)  The Borrower may, subject only to the provisions of this paragraph
(d), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided, however, that
(i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed (but may be less than) the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids would cause the total amount to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids so accepted, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Bid and (v) except pursuant to clause
(iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, upon the terms and subject to the conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

     SECTION 2.04. Borrowing Procedure. In order to request a Borrowing (other than a Competitive Borrowing, as to which this Section 2.04 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower, shall be accompanied by a Ratio Certificate (if the requested Borrowing is to be made prior to the Raytheon Merger) and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby agrees that the outstanding principal balance of each Revolving Loan shall be payable on the Maturity Date and the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest from and including the date of such Loan on the outstanding principal balance thereof as set forth in
Section 2.07.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.05 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily amount of the Commitment of such Lender (whether used or unused) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Lender shall expire or be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the earlier of the Maturity Date and the date on which the Commitment of such Lender shall be terminated as provided herein.

     (b) The Borrower agrees to pay to each of the Agents or their Affiliates, for their own account, the fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Agents' Fees").

     (c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.07.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

     (b) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Revolving Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time and (ii) in the case of each Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

     (c) Subject to the provisions of Section 2.08, each Fixed Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03.

     (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.07 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

     SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that (a) Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or (b) the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders having Commitments representing at least 20% of the Total Commitment of making or maintaining Eurodollar Loans during such Interest Period, or (c) reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination (other than any such determination pursuant to clause (b) of the preceding sentence, to the extent the circumstances giving rise to such determination would also give Lenders the right to demand additional amounts pursuant to Section 2.14), until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Revolving Credit Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing and (ii) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.10. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date.

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure and the aggregate outstanding principal amount of the Competitive Loans at the time.

     (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.11. Conversion and Continuation of Revolving Credit Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 10:00 a.m., New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing; and

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

     Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted into or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted into or continued as a Eurodollar Borrowing, the Interest Period with respect thereto (which may not end after the Maturity Date). If no Interest Period is specified in any such notice with respect to any conversion into or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. The Borrower shall not have the right to continue or convert the Interest Period with respect to any Competitive Borrowing pursuant to this Section 2.11.

     SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than a Competitive Borrowing), in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

     (b) In the event of any termination of the Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the available Total Commitment after giving effect to such reduction, the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments of Eurodollar Loans under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13. Required Commitment Reductions and Prepayments. (a) If prior to the second anniversary of the Closing Date the Borrower or any Restricted Subsidiary shall complete any Asset Sale, then not later than the third Business Day following the receipt by the Borrower or any Restricted Subsidiary of any Net Cash Proceeds therefrom (or, if such Asset Sale was completed prior to the Raytheon Merger, the fifth Business Day following the final determination of the Closing Date Final Amount pursuant to Article 7 of the Separation Agreement), the Borrower shall permanently reduce the Commitments and/or the commitments under the 364-day Agreement and/or the commitments under one and/or both of the Raytheon Credit Agreements, at the option of the Borrower, by an aggregate amount, which when aggregated with all required commitment reductions made pursuant to Section 2.13 (a) or (b) prior to such date, shall equal at least 75% of the aggregate Net Cash Proceeds of such Asset Sale and all other Asset Sales and Debt Issuances made prior to such date and, to the extent the outstanding Loans would exceed the Total Commitment as so reduced, prepay any Revolving Loans then outstanding on or prior to the effectiveness of such reduction by an amount sufficient to eliminate such excess.

     (b) If prior to the second anniversary of the Closing Date the Borrower or any Restricted Subsidiary shall complete any Debt Issuance, then within three Business Days of the receipt by the Borrower or any Restricted Subsidiary of any Net Cash Proceeds therefrom, the Borrower shall on such date permanently reduce the Commitments and/or the commitments under the 364-day Agreement and/or, after the consummation of the Raytheon Merger, the commitments under one and/or both of the Raytheon Credit Agreements, at the option of the Borrower, by an aggregate amount, which when aggregated with all required commitment reductions made pursuant to Section 2.13 (a) or (b) prior to such date, shall equal at least 75% of the aggregate Net Cash Proceeds of such Debt Issuance and all other Debt Issuances and Asset Sales made prior to such date and, to the extent the outstanding Loans would exceed the Total Commitment as so reduced, prepay any Revolving Loans then outstanding on or prior to the effectiveness of such reduction by an amount sufficient to eliminate such excess.

     (c) In the event any prepayment required by Section 2.13(a) or (b) with respect to any Revolving Loan would become due on a date that is not the last day of the relevant Interest Period therefor and as a result thereof the Borrower would incur liabilities under Section 2.16, then (i) if the last day of the relevant Interest Period for such Loan would occur within 180 days of the date on which such prepayment is otherwise due, and (ii) no Default or Event of Default shall have occurred and be continuing, such prepayment may be made at the Borrower's election on the last day of the relevant Interest Period for such Loan and, pending such prepayment, the Borrower shall deposit such Net Cash Proceeds with the Administrative Agent which shall hold such Net Cash Proceeds for the benefit of the Lenders, in an interest bearing account, until such time as such proceeds can be applied towards payment of the Loans in accordance with the provisions of this Agreement without resulting in any liability to the Borrower under Section 2.16. Until such Loans are so prepaid they shall continue to accrue interest as provided hereunder, provided that all interest which may accrue on any amounts so held in escrow shall be delivered by the Administrative Agent to the Borrower following prepayment of the principal of and accrued interest on such Loans.

     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company (including the calculation thereof) as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed. Notwithstanding any other provision of this Section, no Lender shall be entitled to demand compensation hereunder in respect of any Competitive Loan if it shall have been aware of the event or circumstance giving rise to such demand at the time it submitted the Competitive Bid pursuant to which such Loan was made.

     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurodollar Competitive Loan and any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be); and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically con verted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, that results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan or Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case prior to the end of the Interest Period in effect therefor or (iii) any Fixed Rate Loan or Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this sentence being called a "Breakage Event"). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan or Fixed Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.17. Pro Rata Treatment. Except as provided in the two succeeding sentences with respect to Competitive Borrowings and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Commitments and each continuation or conversion of any Borrowing to a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Loan or Loans as a result of which the unpaid principal portion of its Revolving Loans shall be proportionately less than the unpaid principal portion of the Revolving Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans and participations in Revolving Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans then outstanding as the principal amount of its Revolving Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Revolving Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without defense, setoff or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any Lender (or any Transferee),
(i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

     (c) The Borrower will indemnify the Administrative Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor.

     (d) If the Administrative Agent or a Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

     (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to each of the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.20(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (h) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

     (i) Nothing contained in this Section 2.20 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to
Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph
(b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then, such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or
(y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing, assignment, delegation and transfer.

                                  ARTICLE III

                        Representations and Warranties

     The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Borrower and each of the Significant Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. The Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder. Schedule 3.01 sets forth each Significant Subsidiary of the Borrower in existence on the Closing Date.

     SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Significant Subsidiary, (B) any order of any Governmental Authority or (C) any material provision of any material indenture, agreement or other instrument to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Significant Subsidiary.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except those which have been made or obtained.

     SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders the consolidated balance sheet, statement of income and statement of cash flows of the Defense Business as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Defense Business as of such date and for such period and were prepared in accordance with GAAP applied on a consistent basis. Such financial statements and the notes thereto, and Schedule 3.05, when taken together, disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Restricted Subsidiaries as of the date thereof.

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1996.

     SECTION 3.07. Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 3.07, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve this

Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority (including any of the foregoing relating to the environment), where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.08. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X. Margin Stocks do not constitute 25% or more of the fair market value of the assets of the Borrower and the Subsidiaries subject to the restrictions of Section 6.01.

     SECTION 3.09. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.10. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiaries, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

     SECTION 3.11. No Material Misstatements. Neither (a) the Confidential Information Memorandum nor (b) any other information, report, financial statement, exhibit or schedule furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.12. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto before the Closing Date, exceed the fair market value of the assets of such Plan as of such date, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto before the Closing Date, exceed by more than $280 million the fair market value of the assets of all such underfunded Plans as of such dates.

                                  ARTICLE IV

                             Conditions of Lending

     The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Borrowings. On the date of each Borrowing (other than, in the case of paragraph (b) below, a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04, as applicable.

          (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

     SECTION 4.02.  First Borrowing.  On the date of the initial Borrowing:

          (a) The Administrative Agent shall have received, on behalf of itself and the Lenders and the Agents, the favorable written opinions of (i) Robert M. Hall, Esq., Secretary of the Borrower and (ii) Weil, Gotshal & Manges LLP, special counsel for the Borrower, substantially to the effect set forth in Exhibits E and F, respectively, each (A) dated the date of the initial Borrowing, (B) addressed to the Administrative Agent, the Lenders and the Agents, and (C) covering such other matters relating to this Agreement and the transactions contemplated hereby as the Administrative Agent and the Syndication Agent may reasonably request as a result of any change in law or regulation after the Closing Date relating to such transactions or any material change in facts previously disclosed to the Lenders, or disclosure of facts not previously disclosed to the Lenders, and the Borrower hereby requests such counsel deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent and the Syndication Agent.

           (c) The Administrative Agent and the Syndication Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower and the Guarantor, each certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of the Borrower and the Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor, each dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower or the Guarantor, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or the Guarantor, as applicable, authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower or the Guarantor, as applicable, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
     (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower or the Guarantor, as applicable; (iii) a certificate of another officer of the Borrower or the Guarantor, as applicable, as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agent and the Syndication Agent, may reasonably request.

          (d) The Administrative Agent and the Syndication Agent shall each have received (i) a certificate, dated the date of the initial Borrowing and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01, (ii) a Ratio Certificate, calculating the ratio of Total Debt to Total Capitalization on the Closing Date and on the date of the initial Borrowing and (iii) a certificate, dated the date of the initial Borrowing, and signed by a Financial Officer of the Borrower, setting forth all Asset Sales as of such date made after the Closing Date, and the amount of Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith.

          (e) The consummation of the Raytheon Merger shall have been approved by the shareholders of Raytheon and the shareholders of each class of common stock of GM shall have approved the GM Transactions (as defined in the Hughes Distribution Agreement) and those related transactions submitted for the approval of such shareholders.

          (f) All requisite Governmental Authorities shall have approved or consented to the Raytheon Merger and the transactions contemplated hereby to the extent required, all applicable waiting periods (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired and there shall be no governmental or judicial action, actual or overtly threatened, restraining, preventing or imposing burdensome conditions on the Raytheon Merger or the transactions contemplated hereby.

          (g) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or overtly threatened, that, in the judgment of the Lenders, involve a reasonable possibility of prohibiting or imposing burdensome conditions on the Raytheon Merger or the transactions contemplated hereby.

          (h) The Administrative Agent and the other Agents and their Affiliates shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (i) The Borrower shall have provided to the Lenders an opinion of Weil, Gotshal & Manges LLP, special counsel to the Borrower, to the effect that the Raytheon Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Code and either (A) a copy of a ruling by the Internal Revenue Service confirming the tax-free status of certain related transactions (including the distribution of HNS stock by the Borrower to GM, the distribution of the Borrower's stock by GM to its shareholders and the liquidation of Hughes Electronics Corporation into GM and HAC into the Borrower prior to the Raytheon Merger) or (B) an opinion of Kirkland & Ellis, special counsel to GM to such effect (which opinion shall be substantially identical to the opinion of such counsel delivered to GM), the conclusion of which shall be substantially in the form set forth as Exhibit G.

          (j) The HAC Merger shall have occurred.

          (k) The 364-day Agreement shall have been, or shall simultaneously be, executed and delivered by the parties thereto and shall be in full force and effect.

          (l) The subordination provisions attached as a rider to the Delco Notes shall have been incorporated into and made a part of the Delco Notes.


                                   ARTICLE V

                             Affirmative Covenants

     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under this Agreement shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. In the case of the Borrower and the Significant Subsidiaries:

          (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise expressly permitted under Section 6.03 and

          (b) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain, preserve and protect all property material to the conduct of its business.

     SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, provided that nothing in this Section 5.02 shall preclude the Borrower or any Subsidiary from being self-insured (to the extent deemed prudent by the Borrower or such Subsidiary and customary with companies in the same or similar business).

     SECTION 5.03. Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof unless and to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

     SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, a consolidated balance sheet, statement of income and statement of cash flows showing the financial condition and results of operations of the Defense Business and, after the consummation of the Raytheon Merger, the Borrower and its consolidated Subsidiaries as of and for the fiscal year then ended, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Defense Business or the Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP;

          (b) within 45 days (or, in the case of the fiscal quarter ending March 31, 1997, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet, statement of income and statement of cash flows showing the financial condition and results of operations of the Defense Business and, after the consummation of the Raytheon Merger, the Borrower and its consolidated Subsidiaries as of and for the fiscal quarter then ended and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Defense Business or the Borrower, as the case may be, on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of a Financial Officer of the Borrower certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) if the Raytheon Merger has not occurred, (x) a Ratio Certificate, calculating the ratio of Total Debt to Total Capitalization as of the last day of the preceding fiscal quarter and (y) a certificate of a Financial Officer of the Borrower certifying that such financial statements and the notes thereto, and Schedule 3.05 (as modified, if necessary, by an updated schedule attached to such certificate), when taken together, disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Restricted Subsidiaries as of the date thereof;

          (d) no later than May 30, 1997, a consolidated balance sheet, statement of income and statement of cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of December 31, 1996, all certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Significant Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of any of the following, furnish to the Administrative Agent and each Lender written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or materially impair the Borrower's ability to perform its obligations under this Agreement;

          (c) any change in the ratings by S&P or Moody's of the Index Debt; and

          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent and each Lender as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows that, any ERISA Event has occurred that, alone or together with any other ERISA Event known to have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $75,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Significant Subsidiary during normal business hours and to discuss the affairs, finances and condition of the Borrower or any Significant Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.


                                  ARTICLE VI

                              Negative Covenants

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under this Agreement have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to:

     SECTION 6.01. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower or any of its Restricted Subsidiaries existing on the date hereof except, in the case of the Borrower, any such Lien securing Indebtedness for borrowed money in excess of $5,000,000 that is not set forth in Schedule 6.01, provided that all Liens permitted by this paragraph (a) shall secure only those obligations which they secure on the date hereof;

          (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary (or, in the case of any property or asset of Raytheon or any of its subsidiaries, prior to consummation of the Raytheon Merger), provided that (i) such Lien is not created in contemplation of or in connection with such acquisition (or the Raytheon Merger) and (ii) such Lien does not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

          (c) Liens for taxes not yet past due or which are being contested in compliance with Section 5.03;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital leases), statutory obligations, surety and appeal bonds, advance payment bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

          (h) Liens upon any property acquired, constructed or improved by the Borrower or any Restricted Subsidiary which are created or incurred within 360 days of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, including carrying costs (but no other amounts), provided that any such Lien shall not apply to any other property of the Borrower or any Subsidiary;

          (i) Liens on the property or assets of any Restricted Subsidiary in favor of the Borrower;

          (j) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (i) of this Section 6.01, provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

          (k) any Lien of the type described in clause (c) of the definition of the term "Lien" on securities imposed pursuant to an agreement entered into for the sale or disposition of such securities pending the closing of such sale or disposition; provided such sale or disposition is otherwise permitted hereunder;

          (l) Liens arising in connection with any Permitted Receivables Program (to the extent the sale by the Borrower or the applicable Restricted Subsidiary of its accounts receivable is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); and

          (m) Liens to secure Indebtedness if, immediately after the grant thereof, the aggregate amount of all Indebtedness secured by Liens that would not be permitted but for this clause (m), when aggregated with the amount of Indebtedness permitted by Section 6.04(h), does not exceed the greater of (i) $100,000,000 or (ii) 15% of Consolidated Net Tangible Assets as shown on the most recent consolidated balance sheet delivered pursuant to Section 3.05 or 5.04(a) or (b), as the case may be.

     SECTION 6.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease back such property; provided, however, that the Borrower and the Restricted Subsidiaries may enter into any such transaction to the extent the Lien on any such property would be permitted by Section 6.01(m).

     SECTION 6.03. Mergers, Consolidations and Sales of Assets. In the case of the Borrower, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of, or permit the sale, transfer, lease or other disposition of (in one transaction or in a series of transactions) all or substantially all of its assets, or agree to do any of the foregoing; provided, however, that (i) any person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation if no

Event of Default or Default shall have occurred and be continuing or would occur immediately after giving effect thereto, (ii) the Borrower may consummate the HAC Merger and the Raytheon Merger; and (iii) the Borrower may consummate the transactions contemplated by the Merger Agreement and the Separation Agreement.

     SECTION 6.04. Subsidiary Indebtedness. Permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule
     6.04 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (b) Indebtedness issued to the Borrower or any other Restricted Subsidiary;

          (c) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

          (d) Indebtedness of any person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness exists at the time such person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

          (e) Indebtedness as an account party in respect of trade letters of credit;

          (f) Indebtedness arising in connection with any Permitted Receivables Program (to the extent the sale by the applicable Subsidiary of its accounts receivable is deemed to be Indebtedness of such Subsidiary);

          (g) performance, advance payment, warranty and bid guarantees and other similar guarantees of payment (other than in respect of Indebtedness for borrowed money) made by a Restricted Subsidiary in the ordinary course of business; and

          (h) other Indebtedness in an aggregate principal amount, when aggregated with the amount of all Indebtedness secured by Liens permitted by Section 6.01(m), not exceeding the greater of (i) $100,000,000 or (ii) 15% of Consolidated Net Tangible Assets as shown on the most recent consolidated balance sheet delivered pursuant to Section 3.05 or 5.04(a) or
     (b), as the case may be.

     SECTION 6.05. Debt to Capitalization. (a) Permit Total Debt at any time up to but excluding the date of the Raytheon Merger to exceed 60% of Total Capitalization at such time.

     (b) Permit Total Debt to exceed (i) 65% of Total Capitalization at any time after the consummation of the Raytheon Merger to but excluding July 2, 1999, (ii) 60% of Total Capitalization from and including July 2, 1999 to but excluding January 1, 2002, and (iii) 55% of Total Capitalization from and after January 1, 2002.

     SECTION 6.06.  Amendment to Agreements.  Amend (a) the Merger Agreement,
(b) the Separation Agreement or (c) the Tax Sharing Agreement in any manner adverse to the interests of the Lenders.

                                  ARTICLE VII

                               Events of Default

     In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with this Agreement or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Agreement, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days following notice thereof;

          (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, or (ii) fail to make any payment under any guarantee, if the aggregate amount of the guaranteed obligations is in excess of $50,000,000, except to the extent the Borrower or such Subsidiary is contesting in good faith the requirement to make such payment, or (iii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (iii) is to cause such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or a Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage in writing) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred could reasonably be expected to result in a Material Adverse Effect; or

          (k) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.


                                  ARTICLE VIII

                            The Administrative Agent

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

     Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties here under by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees, that shall not have been reimbursed by the Borrower and
(b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Administrative Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder. Each Lender further acknowledges that the Syndication Agent and the Documentation Agents have no duties or obligations as such under this Agreement.


                                   ARTICLE IX

                                   Guarantee

     In order to induce the Lenders to extend credit hereunder and in consideration therefor, the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

     The Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement.

     The Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower or any other person.

     The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

     The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in immediately available Dollars the amount of such unpaid Obligation.

     Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations.


                                   ARTICLE X

                                 Miscellaneous

     SECTION 10.01. Notices. Unless otherwise specified herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 7200 Hughes Terrace, MS B189, Los Angeles, CA 90045 Attention of Ms. Roxanne S. Austin (Telecopy No. (310) 568-7652); with a copy to Edward B. Clarkson at the same address;

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10017, Attention of Sandra Miklave (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of
     Mr. [       ] (Telecopy No. [       ]); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

     SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.

     SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 (or the entire remaining amount of the assigning Lender's Commitment), unless such Lender is making a substantially simultaneous assignment to the same assignee pursuant to
Section 10.04(b) of the 364-day Agreement in which case the aggregate of the amount of the Commitment of the assigning Lender subject to the assignment under this Agreement and the amount of the commitment of the assigning Lender subject to the assignment under the 364-day Agreement shall not be less than $25,000,000, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans and Competitive Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary, and such entries in the Register shall be conclusive absent manifest error. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (and shall have the duty to mitigate under Section 2.21) to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, "Company Private" or "Proprietary", each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the consent of the Borrower or the Administrative Agent to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

     (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01 or 2.03(e), provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender (and, if such Loan is a Competitive Loan, shall be deemed to utilize the Commitments of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04 or in Section 10.16, any SPC may
(i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agents in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the allocated charges of in-house counsel) for any Agent or any Lender. The Borrower shall not be obligated to reimburse out-of-pocket legal expenses pursuant to the preceding sentence for more than one law firm for the Agents incurred in connection with the preparation of this Agreement or in connection with any particular amendment, modification or waiver of the provisions hereof.

     (b) The Borrower agrees to indemnify each Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

     SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or the payment of any Facility Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fees of any Lender without the prior written consent of such Lender, (iii) reduce or terminate the obligations of the Guarantor or (iv) amend or modify the provisions of Section 2.17, the provisions of Section 10.04(i), the provisions of this Section or the definition of the term "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

     SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 10.10. Entire Agreement. This Agreement and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.11.

     SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.16. Confidentiality. The Administrative Agent and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority or examining authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder, (e) to the extent permitted by Section 10.04(g), or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent or any Lender based on any of the foregoing) that are received from the Borrower or any Subsidiary and related to the Borrower, any Subsidiary or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential, "Company Private" or "Proprietary". The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       HE HOLDINGS, INC.

                                       By: /s/ R.S. Aust
                                           --------------------
                                               R.S. Aust

                                       HUGHES AIRCRAFT COMPANY, as
                                       Guarantor

                                          by    /s/ Charles S. Ream
                                            ------------------------------
                                                    Charles S. Ream
                                               Vice President and Chief
                                                   Financial Officer


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent,

                                          by    /s/ B. Joseph Lillis
                                            ------------------------------
                                                    B. Joseph Lillis
                                                   Managing Director


                                       CHASE SECURITIES, INC., as Arranger,

                                          by    /s/ B. Joseph Lillis
                                            ------------------------------
                                                    B. Joseph Lillis
                                                   Managing Director


                                       BANCAMERICA SECURITIES, INC., as
                                       Arranger and as Syndication Agent,

                                          by    /s/ John A. Finan
                                            ------------------------------
                                                    John A. Finan
                                                  Managing Director


                                       BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,

                                          by    /s/ Deborah J. Graziano
                                            ------------------------------
                                                    Deborah J. Graziano
                                                      Vice President


                                       CITICORP USA, INC., individually and as
                                         Documentation Agent,

                                          by    /s/ Marjorie Futornick
                                            ------------------------------
                                                    Marjorie Futornick
                                                      Vice President

                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, individually and as
                                             Documentation Agent,

                                                 by  /s/ Diana H. Imhof
                                                    ----------------------------
                                                         Diana H. Imhof
                                                         Vice President


                                            CREDIT SUISSE FIRST BOSTON,

                                                 by  /s/ Lynn Allegaert
                                                    ----------------------------
                                                         Lynn Allegaert
                                                         Vice President

                                                 by  /s/ Edward E. Barr
                                                    ----------------------------
                                                         Edward E. Barr
                                                           Associate


                                            ABN AMRO BANK N.V.,

                                                 by  /s/ Carol A. Levine
                                                    ----------------------------
                                                         Carol A. Levine
                                                      Senior Vice President


                                                 by  /s/ James E. Davis
                                                    ----------------------------
                                                         James E. Davis
                                                      Group Vice President


                                            ARAB BANK PLC, GRAND CAYMAN
                                            BRANCH,

                                                 by  /s/ Nofal S. Barbar
                                                    ----------------------------
                                                        Nofal S. Barbar
                                                     EVP & Regional Manager


                                            AUSTRALIA AND NEW ZEALAND
                                            BANKING GROUP LIMITED,

                                                 by  /s/ Christine S. Pomeranz
                                                    ----------------------------
                                                     Christine S. Pomeranz
                                                         Vice President

                                              BANCA COMMERCIALE ITALIANA, NEW
                                              YORK BRANCH,

                                                 by    /s/ Karen Purelis
                                                    ----------------------------
                                                           Karen Purelis
                                                           Vice President


                                                 by    /s/ Charles Dougherty
                                                    ----------------------------
                                                           Charles Dougherty
                                                            Vice President


                                              BANCA NAZIONALE DEL LAVORO S.P.A
                                              NEW YORK BRANCH,

                                                 by    /s/ Giuliano Violetta
                                                    ----------------------------
                                                           Giuliano Violetta
                                                          First Vice President


                                                 by    /s/ Miguel J. Medida
                                                    ----------------------------
                                                          Miguel J. Medida
                                                           Vice President



                                              BANCA POPOLARE DI MILANO,

                                                 by    /s/ Anthony Franco
                                                    ----------------------------
                                                           Anthony Franco
                                                      Executive Vice President
                                                          & General Manager


                                                 by    /s/ Fulvio Montanari
                                                    ----------------------------
                                                          Fulvio Montanari
                                                        First Vice President


                                              BANKBOSTON N.A.,

                                                 by    /s/ Roberta F. Keeler
                                                    ----------------------------
                                                         Roberta F. Keeler
                                                           Vice President

                                        BANK BRUSSELL LAMBERT, NEW YORK BRANCH,

                                            by
                                                    /s/ John Kippax
                                              ---------------------------
                                                      John Kippax
                                               Vice President & Manager

                                            by
                                              /s/ Dominick H. J. Vangaever
                                              ----------------------------
                                                Dominick H. J. Vangaever
                                              Senior Vice President Credit


                                        BANK OF MONTREAL,

                                            by
                                                  /s/ R. J. McClorey
                                              ---------------------------
                                                    R. J. McClorey
                                                       Director


                                        THE BANK OF NEW YORK,

                                            by
                                                  /s/ David C. Judge
                                              ---------------------------
                                                    David C. Judge
                                                    Vice President


                                        THE BANK OF NOVA SCOTIA,

                                            by
                                                   /s/ Tom Sterling
                                              ---------------------------
                                                     Tom Sterling
                                                 Authorized Signatory


                                        BANKERS TRUST COMPANY,

                                            by
                                                 /s/ Gina S. Thompson
                                              ---------------------------
                                                   Gina S. Thompson
                                                    Vice President


                                        BANQUE FRANCAISE DU COMMERCE EXTERIEUR,

                                            by
                                                 /s/ Pieter J. van Tulder
                                                ---------------------------
                                                     Pieter J. van Tulder
                                                  Vice President And Manager
                                                     Multinational Group

                              BANQUE NATIONALE DE PARIS,

                                by /s/ Richard L. Sted
                                  -------------------------------
                                       Richard L. Sted
                                    Senior Vice President

                                by /s/ Richard Pace
                                  -------------------------------
                                       Richard Pace
                                      Vice President
                                  Corporate Banking Division

                              BANQUE PARIBAS,

                                by /s/ John J. McCormick, III
                                  -------------------------------
                                       John J. McCormick, III
                                          Vice President

                                by /s/ Mary T. Finnegan
                                  -------------------------------
                                       Mary T. Finnegan
                                     Group Vice President

                              BAYERISCHE LANDESBANK
                              GIROZENTRALE, CAYMAN ISLANDS
                              BRANCH,

                                by /s/ Peter Obermann
                                  -------------------------------
                                       Peter Obermann
                                    Senior Vice President
                                   Manager, Lending Division

                                by /s/ Alexander Kohnert
                                  -------------------------------
                                       Alexander Kohnert
                                        Vice President

                              BAYERISCHE VEREINSBANK AG, NEW
                              YORK BRANCH,

                                by /s/ Marianne Weinzinger
                                  -------------------------------
                                        Marianne Weinzinger
                                          Vice President

                                by /s/ Pamela J. Gillons
                                  -------------------------------
                                       Pamela J. Gillons
                                        Asst. Treasurer

                              CITIBANK, N.A.,

                                 by   /s/ Name
                                   ---------------------------
                                          Name:
                                          Title:


                              COMMERZBANK AKTIENGESELLSCHAFT,
                                NEW YORK BRANCH,

                                 by   /s/ Robert J. Donohue
                                   ---------------------------
                                          Robert J. Donohue
                                           Vice President

                                 by   /s/ Peter T. Doyle
                                   ---------------------------
                                          Peter T. Doyle
                                        Assistant Treasurer


                              CORESTATES BANK, N.A.,

                                 by   /s/ John D. Brady
                                   ---------------------------
                                          John D. Brady
                                    Assistant Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH,

                                 by   /s/ Robert Ivosevich
                                   ---------------------------
                                          Robert Ivosevich
                                       Senior Vice President


                              THE DAI-ICHI KANGYO BANK, LTD.,
                                NEW YORK BRANCH,

                                 by   /s/ Kim P. Leary
                                   ---------------------------
                                          Kim P. Leary
                                         Vice President

                              DEN DANSKE BANK AKTIESELSKAB,

                                  by  /s/ Peter L. Hargraves
                                    ----------------------------
                                          Peter L. Hargraves
                                            Vice President

                                  by  /s/ John O'Neill
                                    ----------------------------
                                          John O'Neill
                                         Vice President


                              DEUTSCHE BANK AG NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCHES,

                                  by  /s/ Andreas Neumeier
                                    ----------------------------
                                          Andreas Neumeier
                                           Vice President

                                  by  /s/ Robert Wood
                                    ----------------------------
                                          Robert Wood
                                           Director


                              THE FIRST NATIONAL BANK OF CHICAGO,

                                  by  /s/ Jeffrey Lubatkin
                                    ----------------------------
                                          Jeffrey Lubatkin
                                      Assistant Vice President


                              THE FIRST NATIONAL BANK OF
                              MARYLAND,

                                  by  /s/ Robert M. Beaver
                                    ----------------------------
                                          Robert M. Beaver
                                           Vice President



                              FIRST UNION BANK OF NORTH
                              CAROLINA,

                                  by  /s/ Mark M. Harden
                                    ----------------------------
                                          Mark M. Harden
                                          Vice President

                              FLEET NATIONAL BANK,

                                  by  /s/ Lisa S. Coney
                                    -----------------------------
                                          Lisa S. Coney
                                      Senior Vice President


                              FUJI BANK, LIMITED,

                                  by  /s/ Nobuhiro Umemura
                                    -----------------------------
                                          Nobuhiro Umemura
                                        Joint General Manager


                              GULF INTERNATIONAL BANK B.S.C.,

                                  by /s/ Thomas E. Fitzherbert
                                    -----------------------------
                                         Thomas E. Fitzherbert
                                           Vice President

                                  by  /s/ Abdel-Fattah Tahoun
                                    -----------------------------
                                          Abdel-Fattah Tahoun
                                         Senior Vice President


                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED,

                                  by  /s/ John V. Veltri
                                    -----------------------------
                                          John V. Veltri
                                      Senior Vice President


                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO SPA,

                                  by  /s/ Gerard M. McKenna
                                    -----------------------------
                                          Gerard M. McKenna
                                            Vice President

                                  by  /s/ Robert S. Wurster
                                    -----------------------------
                                          Robert S. Wurster
                                        First Vice President

                              KREDIETBANK N.V., GRAND CAYMAN
                              BRANCH,

                                  by  /s/ Robert M. Surdam, Jr.
                                    -----------------------------
                                          Robert M. Surdam, Jr.
                                             Vice President

                                  by  /s/ Robert Snauffer
                                    -----------------------------
                                          Robert Snauffer
                                          Vice President


                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LIMITED, NEW YORK BRANCH,

                                  by  /s/ Masanori Shoji
                                    -----------------------------
                                          Masanori Shoji
                                      Deputy General Manager


                              MELLON BANK, N.A.,

                                  by /s/ Joseph F. Bond, Jr.
                                    -----------------------------
                                         Joseph F. Bond, Jr.
                                           Vice President


                              MERITA BANK LTD, NEW YORK BRANCH,

                                  by  /s/ Frank Maffei
                                    -----------------------------
                                          Frank Maffei
                                         Vice President

                                  by  /s/ John Kehnle
                                    -----------------------------
                                          John Kehnle
                                         Vice President

                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION,

                                  by  /s/ Scott J. Paige
                                    -----------------------------
                                          Scott J. Paige
                                      Senior Vice President

                              BANK OF TOKYO MITSUBISHI LIMITED,

                                  by  /s/ Friedrich N. Wilms
                                    --------------------------------
                                          Friedrich N. Wilms
                                           Attorney-In-Fact


                              NATIONAL BANK OF KUWAIT S.A.K.,

                                  by  /s/ Muhannad Kamal
                                    --------------------------------
                                          Muhannad Kamal
                                         Executive Manager

                                  by  /s/ Stephen A. Larson
                                    --------------------------------
                                          Stephen A. Larson
                                          Executive Manager



                              NATIONSBANK, N.A.,

                                  by  /s/ Marcus A. Boyer
                                    --------------------------------
                                          Marcus A. Bouer
                                      Senior Vice President


                              NORTHERN TRUST COMPANY,

                                  by  /s/ James F. T. Minhart
                                    --------------------------------
                                          James F. T. Minhart
                                             Vice President


                              SAKURA BANK, LIMITED,
                              NEW YORK BRANCH,

                                  by  /s/ Yasumasa Kikuchi
                                    --------------------------------
                                          Yasumasa Kikuchi
                                        Senior Vice President

                              THE SANWA BANK LIMITED,
                               NEW YORK BRANCH,

                                  by  /s/ Joseph E. Leo
                                    --------------------------------
                                          Joseph E. Leo
                                 Vice President and Area Manager

                                           SOCIETE GENERALE,

                                               by  /s/ Robert Petersen
                                                 -----------------------------
                                                       Robert Petersen
                                                       Vice President



                                           STATE STREET BANK AND TRUST
                                           COMPANY,

                                               by  /s/ L. Dan Lobdell
                                                 -----------------------------
                                                       L. Dan Lobdell
                                                       Vice President


                                           THE SUMITOMO BANK, LIMITED, NEW
                                           YORK BRANCH,

                                               by  /s/ John C. Kissinger
                                                 -----------------------------
                                                       John C. Kissinger
                                                     Joint General Manager


                                           SUMMIT BANK,

                                               by  /s/ Arty C. Zulawski
                                                 -----------------------------
                                                       Arty C. Zulawski
                                                            SVP


                                           SWISS BANK CORPORATION, NEW YORK
                                           BRANCH,

                                               by  /s/ Gary Riddell
                                                 -----------------------------
                                                       Gary Riddell
                                                         Director
                                                  Credit Risk Management

                                               by  /s/ James J. Diaz
                                                 -----------------------------
                                                       James J. Diaz
                                                         Director
                                              Banking Finance Support, N.A.



                                           TORONTO DOMINION (NEW YORK), INC.,

                                               by  /s/ Jorge Garcia
                                                 -----------------------------
                                                       Jorge Garcia
                                                      Vice President

                                        THE TOYO TRUST & BANKING CO., LTD.,

                                            by  /s/ Takashi Mikumo
                                              --------------------------------
                                                    Takashi Mikumo
                                                    Vice President


                                        UNION BANK OF SWITZERLAND, NEW
                                        YORK BRANCH,

                                            by  /s/ Samuel Azizo
                                              --------------------------------
                                                    Samuel Azizo
                                                   Vice President

                                            by  /s/ Dieter Hoeppli
                                              --------------------------------
                                                    Dieter Hoeppli
                                                    Vice President


                                        WACHOVIA BANK OF GEORGIA, N.A.,

                                            by  /s/ Terence A. Snellings
                                              --------------------------------
                                                    Terence A. Snellings
                                                    Senior Vice President


                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE,

                                            by  /s/ Cynthia M. Niesen
                                              --------------------------------
                                                    Cynthia M. Niesen
                                                    Managing Director

                                            by  /s/ James Veneau
                                              --------------------------------
                                                    James Veneau
                                                   Senior Analyst


                                        WESTPAC BANKING CORPORATION,

                                            by  /s/ K. Perry
                                              --------------------------------
                                                    K. Perry
                                            Assistant Vice President

                              CANADIAN IMPERIAL BANK OF COMMERCE,

                                  by  /s/ William J. Koslo, Jr.
                                    ------------------------------------
                                          William J. Koslo, Jr.
                                              Director